UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 15, 2005


                             ACTIVANT SOLUTIONS INC.
               (Exact name of Registrant as specified in charter)

          Delaware                     333-49389                94-2160013
(State or other jurisdiction    (Commission file number)     (I.R.S. employer
     of incorporation)                                      identification no.)

         804 Las Cimas Parkway
              Austin, Texas                                       78746
   (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (512) 328-2300

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On August 15, 2005, Activant Solutions Inc. (the "Company") and P21 Merger Corporation, a newly-formed wholly owned subsidiary of the Company ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Prophet 21, Inc. ("P21") and Thoma Cressey Equity Partners, LLC, as representative of the stockholders of P21, pursuant to which Merger Sub will merge with and into P21 (the "Merger"), with P21 continuing as the surviving corporation and a wholly owned subsidiary of the Company. The total consideration payable pursuant to the Merger Agreement is approximately $215.0 million, subject to certain adjustments.

           The Merger Agreement contains customary representations, warranties and covenants for a transaction of this type. The obligations of the Company and Merger Sub to complete the Merger are subject to the satisfaction or waiver of certain conditions, including a condition that certain regulatory approvals have been obtained. The Company expects to consummate the Merger in September 2005.

           Either the Company or P21 may terminate the Merger Agreement if the Merger has not been consummated by September 30, 2005 or upon the occurrence of other customary events for a transaction of this nature.

           A copy of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

           The Company has obtained commitments from financial institutions for $180.0 million in bridge loans (up to $40.0 million of the financing will be in the form of a senior unsecured discount bridge loan to Activant Solutions Holdings Inc. ("Activant Holdings"), the Company's parent corporation, and the remainder will be in the form of an unsecured bridge loan to the Company). The Company intends to fund the Merger consideration from a combination of the proceeds of such bridge loans and cash on hand. The Company has also obtained commitments from the same financial institutions for a new senior secured $20.0 million revolving credit facility, which is anticipated to be available, but undrawn, at the closing of the Merger.

ITEM 7.01.    REGULATION FD DISCLOSURE.

           On June 2, 2005, the Company announced that its parent corporation, Activant Holdings, had filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to its proposed initial public offering of its common stock ("IPO"), and that it contemplated using a portion of the net proceeds of such IPO to make an offer to purchase all of the Company's outstanding 10-1/2% senior notes due 2011 and floating rate senior notes due 2010.

           Primarily as a result of its acquisition of Prophet 21, Inc., the Company has been informed that Activant Holdings intends to postpone its IPO.


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
           On August 17, 2005, the Company issued a press release announcing the execution of the Merger Agreement described above. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

99.1 Agreement and Plan of Merger, dated as of August 15, 2005, among Activant Solutions Inc., P21 Merger Corporation, Prophet 21, Inc. and, for limited purposes set forth in the Merger Agreement, Thoma Cressey Equity Partners, LLC.

99.2      Press Release dated August 17, 2005.












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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ACTIVANT SOLUTIONS INC.


Date:  August 17, 2005            By:    /s/ Richard W. Rew, II
                                         ---------------------------------------
                                  Name:  Richard W. Rew, II
                                  Title: General Counsel & Secretary












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